Exhibit 99.1

Media Contacts	Investor Contact
Anita Liskey, 312.466.4613	John Peschier, 312.930.8491
Allan Schoenberg, 312.930.8189	CME-G
news@cmegroup.com www.cmegroup.mediaroom.com

FOR IMMEDIATE RELEASE

CME Group Inc. Completes Acquisition of NYMEX Holdings, Inc., Expands its Diversified Product Offerings to Include Energy and Metals and Also Announces Preliminary Election Results

CHICAGO, August 22, 2008 – CME Group Inc. (NASDAQ: CME) today announced that it has completed its acquisition of NYMEX Holdings, Inc. (NYSE: NMX). The combined companies will provide customers around the world with access to all major benchmark asset classes, including interest rates, equity indexes, foreign exchange, energy, agricultural commodities and metals. CME Group Class A common stock will continue to trade on the NASDAQ under the ticker symbol “CME.” NYMEX Holdings, Inc. common stock is being delisted and will no longer trade on the NYSE.

The merger creates a company with pro forma 2007 annual revenue of $2.7 billion and average trading volume of approximately 14.2 million contracts per day in the first two quarters of 2008. Customers from more than 85 countries trade CME Group products, primarily electronically. Corporate headquarters of the combined company will remain in Chicago at 20 S. Wacker Drive. CME Group’s New York office will be located at the NYMEX World Headquarters, One North End Avenue.

“We are extremely pleased to complete our transaction and welcome NYMEX and COMEX into CME Group,” said CME Group Executive Chairman Terry Duffy. “This is another milestone for CME Group and NYMEX in our long and successful histories. Together, we will continue operating the largest and most diverse derivatives exchange in the world. We are extremely grateful for the support of NYMEX shareholders, members and employees. As a united company, we are well positioned for a new phase of growth, innovation and product development that will benefit our customers, shareholders and market users around the world.”

“We are very proud to have now completed the consolidation of three of the world’s most important and successful derivatives exchanges,” said CME Group Chief Executive Officer Craig Donohue. “Our NYMEX and COMEX acquisition further strengthens CME Group’s leading position in global financial markets and provides significant and valuable new growth opportunities for our shareholders, customers and members. CME Group has a strong track record of delivering cost synergies and realizing revenue and growth opportunities from consolidation transactions and we now look forward to the integration of our two great companies.”

Under the terms of the agreement, NYMEX Holdings, Inc. stockholders as of the closing will receive, at their election, consideration in cash, stock or a combination of cash and stock, subject to proration as described below. The cash consideration per share of NYMEX Holdings common

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stock is $81.16. The stock consideration will be equal to 0.2378 shares of CME Group Class A common stock for each share of NYMEX Holdings common stock. Cash will be paid in lieu of fractional shares. Preliminary election results indicate that the following elections were made with respect to NYMEX Holdings common stock (i) approximately 58 million shares for stock elections, (ii) approximately 29 million shares for cash elections and (iii) no elections with respect to approximately 8 million shares. Non-elections are deemed to be an election for cash. Approximately 9 million shares of NYMEX Holdings common stock included in the above elections were delivered pursuant to guaranteed delivery. Based upon these preliminary numbers, the stock consideration was oversubscribed and former NYMEX Holdings stockholders who elected to receive stock will receive a portion of their consideration in cash, rather than the entire amount of the stock that they elected to receive.

The companies also announced they will begin integrating NYMEX business operations in order to achieve approximately $60 million in expected cost synergies. The timetable for integration includes:

•	Completing the staffing process 60 days post-closing;

•	Integrating membership systems in first-quarter 2009;

•	Integrating fee systems in second-quarter 2009;

•	Migrating the NYMEX and COMEX trading floors into one in second-quarter 2009;

•	Combining clearing systems in third-quarter 2009; and,

•	Integrating price reporting systems in third-quarter 2009.

CME Group and NYMEX entered into a strategic partnership in May 2006 to offer all NYMEX energy and metals contracts to trade electronically on the CME Globex® electronic trading platform. Today, more than one million NYMEX contracts trade every day electronically. Overall, the combined open outcry and electronic trading average daily volume, including over-the-counter trades on ClearPort, in July for NYMEX was 1.9 million contracts, a 30 percent increase from 1.4 million contracts per day in July 2007.

CME Group (www.cmegroup.com) is the world’s largest and most diverse derivatives exchange. Building on the heritage of CME, CBOT and NYMEX, CME Group serves the risk management needs of customers around the globe. As an international marketplace, CME Group brings buyers and sellers together on the CME Globex electronic trading platform and on trading floors in Chicago and New York. CME Group offers the widest range of benchmark products available across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities, metals, and alternative investment products such as weather and real estate. CME Group is listed on NASDAQ under the symbol “CME.”

The Globe logo, CME, Chicago Mercantile Exchange, CME Group, Globex and E-mini, are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of the Board of Trade of the City of Chicago. NYMEX, New York Mercantile Exchange, and ClearPort are trademarks of New York Mercantile Exchange. Inc. COMEX is a trademark of Commodity Exchange, Inc. Standard & Poor’s, S&P 500 and S&P, S&P MidCap 400, Standard & Poor’s Depositary Receipts and SPDR are trademarks of The McGraw-Hill Companies, Inc. NASDAQ, NASDAQ-100 and the NASDAQ-100 Index are trademarks of The Nasdaq Stock Market, Inc. Nikkei and Nikkei 225 are trademarks of Nihon Keizai Shimbun Inc. The Russell 2000 Index and Russell 1000 Index are registered trademarks of Frank Russell Co. TRAKRS and Total Return Asset Contracts are trademarks of Merrill Lynch & Co., Inc. GSCI is a trademark of Goldman Sachs & Co. Morgan Stanley Capital International, MSCI, and EAFE are trademarks of MSCI. FTSE/Xinhua China 25 is a trademark of FTSE Xinhua Index Limited. Dow Jones and Dow Jones Industrial Average are trademarks of Dow Jones & Company, Inc. CDR Liquid 50 NAIG is a trademark of Credit Derivatives Research LLC. These trademarks are used herein under license. All other trademarks are the property of their respective owners. Further information about CME Group and its products can be found at www.cmegroup.com.

Additional Information

Forward Looking Statements

This press release may contain forward-looking information regarding CME Group Inc. (“CME Group”) that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving CME Group and NYMEX Holdings, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on current beliefs, expectations, forecasts and assumptions of CME Group’s management which are subject to risks and uncertainties which could cause actual outcomes and result to differ materially from these statements. Other risks and uncertainties relating to the proposed transaction include, but are not limited to uncertainty of the expected financial performance of CME Group following completion of the transaction; CME Group may not be able to achieve the expected cost savings, synergies and other strategic benefits as a result of the transaction or may take longer to achieve the cost savings, synergies and benefits than expected; the integration of NYMEX Holdings with CME Group’s operations may not be successful or may be materially delayed or may be more costly or difficult than expected; general industry and market conditions; general domestic and international economic conditions; and governmental laws and regulations affecting domestic and foreign operations.

For more information regarding other related risks, see Item 1A of CME Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Item 1A of NYMEX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and additional updates to these risks contained in our Quarterly reports. Copies of said 10-Ks and 10-Qs are available online at http://www.sec.gov/ or on request from the applicable company. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except for any obligation to disclose material information under the Federal securities laws, CME Group undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this press release.